UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2007

     LAZARE KAPLAN INTERNATIONAL INC.
(Exact Name of registrant as specified in its charter)

Delaware	1-7848	13-2728690
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code      (212) 972-9700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 1, 2007 Lazare Kaplan International Inc. (the "Company") was informed of the death of Director Myer Feldman, who passed away on that date. Everyone at the Company extends heartfelt condolences to his family. Mr. Feldman joined the Company's Board of Directors in 1984 and has served on the Audit, Compensation and Stock Option Committees of the Board.

The Company is grateful for his leadership as he guided the Company, shaping a corporate culture of honesty and integrity. The Company is extremely fortunate to have had his counsel and direction for so many years. All at the Company are saddened by this loss and our thoughts are with his family and friends during this difficult time.

The Board of Directors has made no decision as to a possible replacement for Mr. Feldman at this time.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAZARE KAPLAN INTERNATIONAL INC.

Date: March 2, 2007	By:	/s/ William H. Moryto
William H. Moryto
Vice President and Chief Financial Officer